Exhibit 21.1

WESTERN DIGITAL CORPORATION

SUBSIDIARIES OF THE COMPANY

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Amplidata N.V.	Belgium
Amplidata, Inc.	Delaware
Arkeia Software SARL	France
EasyStore Memory Ltd.	Ireland
Fabrik, LLC	Delaware
Fusion Multisystems Ltd	Canada
Fusion-io (Beijing) Info Tech Co., Ltd	China
Fusion-io GmbH	Germany
Fusion-io Holdings S.A.R.L.	Luxembourg
Fusion-io Limited	Hong Kong
Fusion-io Ltd	United Kingdom
Fusion-io Poland SP.Z.O.O.	Poland
Fusion-io SAS	France
Fusion-io Singapore Private Ltd	Singapore
Fusion-io Technology Limited	United Kingdom
Fusion-io Tecnologia Brasil Ltda	Brazil
Fusion-io, LLC	Delaware
G-Tech, LLC	California
HGSP (Shenzhen) Co., Ltd.	China
HGST (Shenzhen) Co., Ltd.	China
HGST (Thailand) Ltd.	Thailand
HGST Asia Pte. Ltd.	Singapore
HGST Consulting (Shanghai) Co., Ltd.	China
HGST Europe, Ltd.	United Kingdom
HGST Japan, Ltd.	Japan
HGST Malaysia Sdn. Bhd.	Malaysia
HGST Netherlands B.V.	Netherlands
HGST Philippines Corp.	Philippines
HGST Singapore Pte. Ltd.	Singapore
HGST Technologies India Private Limited	India
HGST Technologies Malaysia Sdn. Bhd.	Malaysia
HGST Technologies Santa Ana, Inc.	California

HGST, Inc.	Delaware
HICAP Properties Corp.	Philippines
ID7 Ltd	United Kingdom
Keen Personal Media, Inc.	Delaware
M-Systems (Cayman) Ltd	Cayman Islands
M-Systems B.V.	Netherlands
M-Systems Finance Inc.	Cayman Islands
M-Systems Inc.	New York
P.P.S. Van Koppen Pensioen B.V.	Netherlands
Pacifica Insurance Corporation	Hawaii
Prestadora SD, S. de R.L. de C.V.	Mexico
Read-Rite International	Cayman Islands
Read-Rite Philippines, Inc.	Philippines
Sandbox Expansion LLC	Delaware
SanDisk (Cayman) Ltd	Cayman Islands
SanDisk (Ireland) Ltd	Ireland
SanDisk 3D IP Holdings Ltd	Cayman Islands
SanDisk 3D LLC	Delaware
SanDisk B.V.	Netherlands
SanDisk Bermuda Limited	Bermuda
SanDisk Bermuda Unlimited	Bermuda
SanDisk BiCS IP Holdings Ltd	Cayman Islands
SanDisk Brasil Participações Ltda.	Brazil
SanDisk Brazil Manufacturing Holding I B.V.	Netherlands
SanDisk Brazil Manufacturing Holding II B.V.	Netherlands
SanDisk C.V.	Netherlands
SanDisk China Limited	Ireland
SanDisk China LLC	Delaware
SanDisk Enterprise Holdings, Inc.	Delaware
SanDisk Enterprise IP LLC	Texas
SanDisk Equipment Y.K.	Japan
SanDisk Flash B.V.	Netherlands
SanDisk France SAS	France
SanDisk G.K.	Japan
SanDisk GmBH	Germany
SanDisk Holding B.V.	Netherlands
SanDisk Holdings LLC	Delaware
SanDisk Hong Kong Limited	Hong Kong

SanDisk IL Ltd	Israel
SanDisk India Device Design Centre Private Limited	India
SanDisk Information Technology (Shanghai) Co. Ltd.	China
SanDisk International Holdco B.V.	Netherlands
SanDIsk International Limited	Ireland
SanDisk International Middle East FZE	United Arab Emirates
SanDisk Israel (Tefen) Ltd.	Israel
SanDisk Italy S.R.L.	Italy
SanDisk Korea Limited	Korea
SanDisk Latin America Holdings LLC	Delaware
SanDisk LLC	Delaware
SanDisk Malaysia Sdn. Bhd.	Malaysia
SanDisk Manufacturing Unlimited Company	Ireland
SanDisk Manufacturing Americas, LLC	Delaware
SanDisk Operations Holdings Limited	Ireland
SanDisk Pazarlama Ve Ticaret Limited Sirketi	Turkey
SanDisk Scotland, Limited	United Kingdom
SanDisk Semi-Conductor (Shanghai) Co. Ltd.	China
SanDisk Spain, S.L.U.	Spain
SanDisk Storage Malaysia Sdn. Bhd.	Malaysia
SanDisk Sweden AB	Sweden
SanDisk Switzerland Sarl	Switzerland
SanDisk Taiwan Limited	Taiwan
SanDisk Technologies LLC	Texas
SanDisk Trading (Shanghai) Co. Ltd.	China
SanDisk Trading Holdings Limited	Ireland
SanDisk UK, Limited	United Kingdom
SanDisk, Limited	Japan
SCST Ltd	United Kingdom
SD International Holdings, Ltd.	Cayman Islands
Shenzhen Hailiang Storage Products Co., Ltd.	China
Skyera, LLC	Delaware
SMART Storage Systems GmbH	Austria
STEC Bermuda, LP	Bermuda
STEC Europe B.V.	Netherlands
STEC Germany GmbH	Germany
STEC Hong Kong Ltd.	Hong Kong

STEC International Holding, Inc.	California
STEC Italy SRL	Italy
STEC Memory Technology Service (Shanghai) Co. Ltd.	China
STEC R&D Ltd.	Cayman Islands
Suntech Realty, Inc.	Philippines
Virident Systems Private Limited	India
Virident Systems LLC	Delaware
Virident Systems International Holding Ltd.	Cayman Islands
Viviti Technologies Pte. Ltd.	Singapore
WD Media (Malaysia) Sdn.	Malaysia
WD Media (Singapore) Pte. Ltd.	Singapore
WD Media, LLC	Delaware
Western Digital (Argentina) S.A.	Argentina
Western Digital (France) SARL	France
Western Digital (Fremont), LLC	Delaware
Western Digital (I.S.) Limited	Ireland
Western Digital (Malaysia) Sdn. Bhd.	Malaysia
Western Digital (S.E. Asia) Pte Ltd	Singapore
Western Digital (Thailand) Company Limited	Thailand
Western Digital (UK) Limited	United Kingdom
Western Digital Canada Corporation	Ontario, Canada
Western Digital Capital Global, Ltd.	Cayman Islands
Western Digital Capital, LLC	Delaware
Western Digital Corporation	Delaware
Western Digital Deutschland GmbH	Germany
Western Digital Do Brasil Comercio E Distribuicao De Produtos De Informatica Ltda.	Brazil
Western Digital Hong Kong Limited	Hong Kong
Western Digital Information Technology (Shanghai) Company Ltd.	China
Western Digital International Ltd.	Cayman Islands
Western Digital Ireland, Ltd.	Cayman Islands
Western Digital Japan Ltd.	Japan
Western Digital Korea, Ltd.	Republic of Korea
Western Digital Latin America, Inc.	Delaware
Western Digital Netherlands B.V.	The Netherlands
Western Digital Taiwan Co., Ltd.	Taiwan
Western Digital Technologies, Inc.	Delaware

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